EXHIBIT 99.1

Toreador Resources 4809 Cole Avenue Suite 108 Dallas, Texas 75205 214 559 3933 Fax 214 559 3945 www.toreador.net

N E W S  R E L E A S E

TOREADOR REPORTS SIGNIFICANT IMPROVEMENT IN FIRST QUARTER 2006
OPERATING RESULTS
•	Income available to common shares up 20% from first quarter of 2005

•	EBITDAX* up 92% from the same period last year

•	Total revenues up 53% from last year

($ millions, except where noted)	Q1 2006	Q1 2005	($)	(%)
Revenue	$9.8	$6.4	3.4	53%
Operating income	0.8	1.2	(0.4)	-33%
EBITDAX*	4.8	2.5	2.3	92%
Income available to common shares	1.2	1.0	0.2	20%
Basic income per share ($/share)	$0.08	$0.08	—	0%
Diluted income per share ($/share)	$0.08	$0.08	—	0%
Production (MBOE)	176	149	27	18%
     DALLAS, TEXAS — (May 9, 2006) — Toreador Resources Corporation (NASDAQ: TRGL) today announced financial results for the first quarter of 2006.
     For the first quarter of 2006, Toreador reported income available to common shares of $1.2 million, or $0.08 per diluted share, compared to $1.0 million in the first quarter of 2005, or $0.08 per diluted share. Diluted weighted average shares outstanding in the first quarter of 2006 were 16.3 million, compared to 14.1 million diluted weighted average shares outstanding in the first quarter of 2005.
     Earnings before interest, taxes, depreciation, amortization and exploration expense (EBITDAX)* was $4.8 million in the three months ended March 31, 2006 compared to $2.5 million for the same period last year. Total revenues for the three months ended March 31, 2006 were $9.8 million, compared to $6.4 million for the same period in 2005.
     Operating income in the first quarter of 2006 was $0.8 million, compared to $1.2 million in the first quarter of 2005. A non-cash loss contingency of $1.5 million was recorded on an insurance receivable related to the previously announced re-drilling of two wells in the Ayazli structure. This is a required reserve in the event that the insurance carrier does not pay the full amount of claims. However, management believes the full amount will ultimately be recovered.

Toreador Reports First Quarter 2006 Financial Results	Page 2 of 5
     “Operating results for this quarter improved significantly compared to last year,” said G. Thomas Graves III, President and Chief Executive Officer of Toreador, “as we begin to see some positive effects from our planned production growth this year. During the quarter we had good success with the drill bit in Turkey and will soon begin an exploration well in Hungary. During the course of the year we will have active exploration programs in all of our core portfolio holdings while we simultaneously bring on new production from Romania, Hungary and Turkey. We are at the beginning of a period of fundamental change in our reserve base and production profile as we concentrate on executing our growth plans.”
     In the first quarter of 2006, Toreador’s oil and gas production was approximately 176 thousand barrels of oil equivalent (MBOE) compared to 149 MBOE during the same period last year. The average realized price on a BOE basis in the first quarter of 2006 was $55.11 per BOE compared to $42.59 per BOE in the first quarter of 2005. The average realized price of oil in the first quarter of 2006 was $57.42 per barrel compared to $43.49 per barrel in the first quarter of 2005. The average realized price of natural gas in the quarter ended March 31, 2006 was $6.12 per thousand cubic feet (Mcf), compared to $6.17 per Mcf for the same period last year.
OPERATIONAL UPDATE
Turkey
     Offshore Turkey in the Black Sea, the Akkaya-2 development well tested 6.2 million cubic feet per day of dry gas through a 32/64” choke at a flowing wellhead pressure of 1,077 psi. The production test was from two zones totaling approximately 16 meters (53 feet) out of 21 meters (69 feet) of net pay in the well.
     The Akkaya-3 development well encountered approximately 23 meters (75 feet) of net pay in 3 zones from 843 meters (2,166 feet) to 1,212 meters (3,977 feet) true vertical depth, in line with expectations, and will be tested as soon as operations on the Akkaya-2 well are finished. The Akkaya-3 was drilled to a bottom hole location approximately 1,150 meters (3, 774 feet) east of the Akkaya-1A well.
     The Bayhanli-1 exploratory well was spudded during the second week in April, and is expected to reach total depth in the next two to three weeks. The well is testing a prospect to the east of the Dogu Ayazli structure located along the same thrust fault trend in the South Akcakoca Sub-basin project area.

Toreador Reports First Quarter 2006 Financial Results	Page 3 of 5
CONFERENCE CALL
     A conference call to discuss first quarter 2006 results and operational activities will be held today at 8:30 am Central, 9:30 am Eastern time.
     Active participants who wish to ask questions during the conference call should dial toll free 866-272-9941 (international dial 1-617-213-8895), passcode 27986478 approximately 10 minutes before the scheduled call time to access the call.
     Those who wish to listen only to the live audio webcast may access the webcast via Toreador’s internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.
     Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link or may dial toll-free 888-286-8010 (international dial 1-617-801-6888), passcode 50155785 to listen to a replay of the call. Phone replays will be available for 14 days after the call.
ABOUT TOREADOR
     Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.
*Explanation and Reconciliation of Non-GAAP Financial Measures
     Earnings before interest, taxes, depreciation, amortization and exploration expense (EBITDAX) is a non-GAAP measure presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EBITDAX should not be considered in isolation or as a substitute for operating income prepared in accordance with generally accepted accounting principles. Table 1 below reconciles EBITDAX with income from continuing operations as derived from the company’s financial information.

Toreador Reports First Quarter 2006 Financial Results	Page 4 of 5
Table 1: Reconciliation of EBITDAX to Income from continuing operations

	Three months ended
	March 31,
($ thousands)	2006	2005

Income from continuing operations	$1,284	$1,553

Income tax provision	377	62
Interest expense	1,265	(69)
Interest and other income	(940)	(245)
Foreign currency exchange gains	(630)	(13)
Gain on sale of assets	(471)	—
Equity in earnings of unconsolidated subsidiaries	(96)	(89)
Depletion, depreciation and amortization	1,471	917
Exploration and acquisition cost	1,053	374
Loss contingency on insurance receivable	1,500	—

EBITDAX	$4,813	$2,490

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
CONTACT:
Toreador Resources
Stewart P. Yee, VP Investor Relations
214-559-3933 or 800-966-2141

Toreador Reports First Quarter 2006 Financial Results	Page 5 of 5
TOREADOR RESOURCES CORPORATION
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
SELECTED FINANCIAL RESULTS	2006	2005

Oil and natural gas sales revenues	$9,769	$6,414

Costs and expenses:
Lease operating	2,435	2,120
Exploration and acquisition	1,053	374
Depreciation, depletion, and amortization	1,471	917
Loss contingency on insurance receivable	1,500	—
General and administrative	2,521	1,804

Total costs and expenses	8,980	5,215

Operating income	789	1,199
Other income (expense):
Equity in earnings of unconsolided investments	96	89
Gain on sale of assets	471	—
Foreign currency gain	630	13
Interest and other income	940	245
Interest expense	(1,265)	69

Total other income	872	416
Provision for income taxes	377	62

Income from continuing operations	1,284	1,553
Income from discontinued operations, net of tax	—	10

Net income	1,284	1,563
Dividends on preferred shares	41	563

Income available to common shares	$1,243	$1,000

Basic earnings per share	$0.08	$0.08

Diluted earnings per share	$0.08	$0.08

Weighted average shares outstanding:
Basic	15,507	12,801
Diluted	16,338	14,142

SELECTED OPERATING RESULTS
Production
Oil production (MBbl)	156	128
Natural gas production (MMcf)	118	125
Equivalent production (MBOE)	176	149

Prices
Average oil price per Bbl	$57.42	$43.49
Average natural gas price per Mcf	6.12	6.17
Average equivalent price per BOE	55.11	42.59

	March 31,	December 31,
	2006	2005
SELECTED BALANCE SHEET INFORMATION
Cash and cash equivalents	$78,264	$92,507
Total assets	265,165	263,180
Long-term liabilities	104,278	104,739
Stockholders’ equity	136,787	134,244